3.  SPECIAL MEETING OF SHAREHOLDERS

A special meeting of shareholders of the Fund was held on June 1, 2000 (the "Meeting"). The Meeting was held to (1) elect the Board of Trustees of the Fund; (2) approve a new investment advisory contract which would take effect upon consummation of the Transaction; (3) ratify the selection of independent auditors; and (4) transact such other business as may properly come before the Meeting. At record date, March 17, 2000, 17,196,998, 2,664,448 and
3,745,481 shares were outstanding of which 9,515,239, 1,735,039 and 2,312,058 shares were represented at the Meeting for the Money Market, Virginia and Maryland
Portfolios, respectively. Each matter received the required number of affirmative votes for ratification.
Below details the votes recorded with respect to the stated matters.

(1) Election of Board
				Money
				Market	Virginia	Maryland
				Portfolio	Portfolio	Portfolio
Shares voted for:
Daniel L. O'Connor	9,476,834	1,720,437	2,263,595
Richard J. Garvey		9,476,834	1,720,437	2,263,595
Louis T. Donatelli	9,476,834	1,720,986	2,265,265
Bruce R. Ellis		9,476,834	1,720,986	2,271,658
Jeffrey R. Ellis		9,476,834	1,695,422	2,274,544
F. David Fowler		9,476,834	1,720,986	2,274,449
Patrick F. Noonan		9,476,834	1,720,986	2,272,290
Michael A. Willner	9,476,834	1,720,986	2,271,658

Shares Voted Withheld:
Daniel L. O'Connor	38,405	14,602	48,463
Richard J. Garvey		38,405	14,602	48,463
Louis T. Donatelli	38,405	14,053	46,793
Bruce R. Ellis		38,405	14,053	40,400
Jeffrey R. Ellis		38,405	39,617	37,514
F. David Fowler		38,405	14,053	37,609
Patrick F. Noonan		38,405	14,053	39,768
Michael A. Willner	38,405	14,053	40,400

(2) New investment advisory contract with Money Management
Associates. L.P.
				Money
				Market	Virginia	Maryland
				Portfolio	Portfolio	Portfolio
Shares voted for		9,447,579	1,411,211	2,163,193
Shares voted against	63,788	10,441	70,413
Shares abstained		3,872		313,387	78,452

(3) Appointment of Deloitte & Touche LLP as independent
auditors
				Money
				Market	Virginia	Maryland
				Portfolio	Portfolio	Portfolio
Shares voted for		9,511,367	1,718,815	2,266,302
Shares voted against	0		8,909		37,437
Shares abstained		3,872		7,315		8,319